As filed with the Securities and Exchange Commission on September 1, 2011

Registration No. 333-175050

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIUS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1320630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 452-0370

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Jeffrey Stein, Ph.D.

President and Chief Executive Officer

Trius Therapeutics, Inc.

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 452-0370

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

M. Wainwright Fishburn, Jr., Esq.

Charles J. Bair, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Explanatory Note

On June 21, 2011, Trius Therapeutics, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (Registration No. 333-175050) (the “Registration Statement”). The Registration Statement was declared effective by the SEC on July 6, 2011 to register for resale by the selling security holders identified in the prospectus an aggregate 6,412,500 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”). This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the Company to convert the Registration Statement into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Registration Statement.

All filing fees payable in connection with the registration of the shares of the common stock covered by the Registration Statement were paid by the registrant at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2011

PROSPECTUS

6,412,500 Shares of

Common Stock

This prospectus covers the sale of an aggregate of 6,412,500 shares of our common stock, $0.0001 par value per share, by the selling security holders identified in this prospectus, including their transferees, pledgees, donees or successors. The common stock covered by this prospectus consists of 4,750,000 shares of our common stock and 1,662,500 shares of our common stock issuable upon exercise of outstanding warrants that we issued in a private placement transaction that closed on May 31, 2011.

The selling security holders may sell their shares of our common stock from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of common stock by the selling security holders, other than as a result of the exercise of warrants held by the selling security holders for cash.

No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. We are paying the cost of registering the shares of our common stock covered by this prospectus as well as various related expenses. The selling security holders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares of our common stock.

Our common stock is traded on the NASDAQ Global Market under the symbol “TSRX.” On August 31, 2011, the closing sale price of our common stock on the NASDAQ Global Market was $6.63 per share.

Investment in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011.

Page
LEGAL MATTERS	7
EXPERTS	7
WHERE YOU CAN FIND ADDITIONAL INFORMATION	7
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	7

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our common stock. All references in this prospectus to “Trius,” “the Company,” “we,” “us” or “our” mean Trius Therapeutics, Inc., unless we state otherwise or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus, together with any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

SUMMARY

Our Business

We are a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibiotics for life threatening infections. We are developing torezolid phosphate, an intravenous, or IV, and oral antibiotic, for the treatment of serious gram-positive bacterial infections, initially for acute bacterial skin and skin structure infections, or ABSSSI, and subsequently for other indications. ABSSSI is a new classification for complicated skin and skin structure infections. We initiated our Phase 3 clinical program for torezolid phosphate for the treatment of ABSSSI in August 2010. In July 2011, we signed an exclusive collaboration agreement with Bayer Pharma AG, or Bayer, to develop and commercialize our lead Phase 3 antibiotic, torezolid phosphate in China, Japan and substantially all other countries in Asia, Africa, Latin America and the Middle East, excluding North and South Korea, or the Bayer licensed territory. Under the collaboration agreement, we retain full development and commercialization rights outside of the Bayer licensed territory including the United States, Canada and the European Union. We intend to continue to evaluate potential ex-US territory strategic alliances for torezolid phosphate outside of the Bayer licensed territory. In August 2011, we reached agreement with the United States Food and Drug Administration, or FDA, under the Special Protocol Assessment, or SPA, process, on the design of our second planned Phase 3 study for the intravenous and oral dosage forms of torezolid phosphate for treatment of ABSSSI. We expect to start this pivotal study in the fourth quarter of 2011.

In addition to our ongoing Phase 3 clinical program for the treatment of ABSSSI, we completed a Phase 1 clinical trial during the first quarter of 2011 which evaluated the ability of torezolid phosphate to penetrate into the lung for potential use in treating lung infections. Based on the results of the study, we plan to pursue further development of torezolid phosphate for the treatment of pneumonia using the same 200 milligram, once daily dose of torezolid phosphate that we are currently testing for skin infections. In addition, we are developing antibiotics for gram-negative infections using our proprietary discovery platform under three contracts: one funded by the National Institute of Allergy and Infectious Diseases, or NIAID, a part of the National Institutes of Health, or NIH, a second funded by the Defense Threat Reduction Agency, or DTRA, a part of the Department of Defense, and a new third contract that we entered into in April 2011 with Lawrence Livermore National Laboratory, or LLNL, a part of the U.S. Department of Energy’s National Nuclear Security Administration.

We acquired worldwide rights to torezolid phosphate outside of South and North Korea from Dong-A Pharmaceutical Co., Ltd. in January 2007. Since then we have progressed torezolid phosphate from filing an Investigational New Drug Application, or IND, into our first Phase 3 study. In addition, we have substantially lowered the manufacturing costs of torezolid phosphate.

We were originally incorporated as RexC Pharmaceuticals, Inc. in California in June 2004 and changed our name to Rx3 Pharmaceuticals, Inc. in September 2004. We subsequently changed our name to Trius Therapeutics, Inc. in February 2007 and reincorporated in Delaware in December 2007. Our principal executive offices are located at 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, and our telephone number is (858) 452-0370. Our website address is www.triusrx.com. The information contained in or that can be accessed through our website is not part of this prospectus.

The Offering

This prospectus relates to the resale of 6,412,500 shares of our common stock, $0.0001 par value per share, by the selling security holders identified in this prospectus, including their transferees, pledgees, donees or successors. The common stock covered by this prospectus consists of 4,750,000 shares of our common stock and 1,662,500 shares of our common stock issuable upon exercise of outstanding warrants that we issued in a private placement transaction that closed on May 31, 2011. We have registered the offer and sale of the shares to satisfy registration rights we granted in connection with the private placement. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling security holders, other than as a result of the exercise of warrants held by the selling security holders for cash.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the Securities and Exchange Commission, or SEC, on August 15, 2011, which is incorporated by reference in this prospectus, before making an investment decision. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements. These risks, uncertainties and other factors include, but are not limited to, those referenced under “Risk Factors” above and in any applicable prospectus supplement and any documents incorporated by reference herein or therein.

In addition, past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, financial condition or results of operations. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or any applicable prospectus supplement or the respective dates of documents incorporated herein or therein that include forward-looking statements.

USE OF PROCEEDS

The proceeds from the resale of the shares of our common stock under this prospectus are solely for the account of the selling security holders identified in this prospectus. We may indirectly receive proceeds of up to an aggregate of $14.1 million to the extent that any selling security holders exercise warrants to purchase shares of our common stock for cash, which shares may then be resold under this prospectus; however, we will not directly receive any proceeds from the sale of shares under this prospectus. We intend to use the net proceeds generated by warrant exercises, if any, for general corporate purposes. We cannot estimate how many, if any, of the warrants will be exercised as a result of this offering.

SELLING SECURITY HOLDERS

On May 31, 2011, we closed a private placement transaction with certain accredited investors pursuant to which we sold an aggregate of 4,750,000 units at a purchase price of $6.35 per unit, with each unit consisting of one share of common stock and a warrant to purchase an additional 0.35 shares of our common stock. Each warrant is exercisable in whole or in part for a period of five years commencing on November 27, 2011 at a per share exercise price of $8.50, subject to certain adjustments as specified in the warrant.

In connection with the private placement, we entered into a registration rights agreement, pursuant to which we agreed to register the resale of the shares of our common stock and our common stock underlying the Warrants. This prospectus covers the resale of such shares.

The following table sets forth certain information regarding the selling security holders and the shares of our common stock beneficially owned by them and issuable to the selling security holders upon a cash exercise of the warrants, which information is available to us as of June 17, 2011. The selling security holders may offer the shares under this prospectus from time to time and may elect to sell some, all or none of the shares set forth next to their name. As a result, we cannot estimate the number of shares of our common stock that a selling security holder will beneficially own after termination of sales under this prospectus. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling security holders. In addition, a selling security holder may have sold, transferred or otherwise disposed of all or a portion of that holder’s shares of our common stock since the date on which they provided information for this table. We have not made independent inquiries about this. We are relying on written commitments from the selling security holders to notify us of any changes in their beneficial ownership after the date they originally provided this information. See section entitled “Plan of Distribution” beginning on page 5.

Selling Security Holder	# of Shares Beneficially Owned Before Offering	# of Shares Offered	# of Shares Underlying Warrants Offered	# of Shares Beneficially Owned After Offering	% of Shares Beneficially Owned After Offering
New Emerging Medical Opportunities Fund LP	1,193,779	325,000	113,750	755,029	2.65%
O’Connor Global Multi-Strategy Alpha Master Limited(1)	212,598	157,480	55,118	—	—%
New Leaf Ventures II, L.P.(2)	164,605	121,930	42,675	—	—%
Parallax Biomedical Fund, L.P.(3)	111,500	50,000	17,500	44,000	* %
Dafna Lifescience Select Ltd.(4)	86,318	63,939	22,379	—	—%
Dafna Lifescience Ltd.(4)	43,159	31,970	11,189	—	—%
Dafna Lifescience Market Neutral Ltd.(4)	19,347	14,331	5,016	—	—%
Perceptive Life Sciences Master Fund Ltd.(5)	1,987,046	1,259,840	440,944	286,262	1.00%
Manatuck Hill Navigator Master Fund, LP	107,190	79,400	27,790	—	—%
Manatuck Hill Scout Fund, LP	382,050	283,000	99,050	—	—%
Manatuck Hill Mariner Master Fund, LP	280,260	207,600	72,660	—	—%
The Biotech Growth Trust plc(6)	607,500	450,000	157,500	—	—%
Capital Ventures International(7)	159,449	118,110	41,339	—	—%
venBio Select Fund LLC(8)	67,500	50,000	17,500	—	—%
Biomedical Value Fund, L.P.	410,462	304,045	106,417	—	—%
Biomedical Institutional Value Fund, L.P.	116,463	86,269	30,194	—	—%
Biomedical Offshore Value Fund, Ltd.	316,551	234,482	82,069	—	—%
WS Investments III, LLC	5,366	3,975	1,391	—	—%
David J. Morrison	2,682	1,987	695	—	—%
Class D Series of GEF-PS, L.P.	80,488	59,621	20,867	—	—%
Lyrical Multi-Manager Fund, L.P.(9)	80,488	59,621	20,867	—	—%
Redmile Capital Fund, LP(10)	393,120	291,200	101,920	—	—%
Redmile Capital Offshore Fund, Ltd.(10)	456,165	337,900	118,265	—	—%
Redmile Capital Offshore Fund II, Ltd.(10)	184,410	136,600	47,810	—	—%
Redmile Ventures, Ltd.(10)	29,295	21,700	7,595	—	—%

Total	7,497,791	4,750,000	1,662,500	1,085,291	3.81%

*	Less than 1%.
(1)	UBS O’Connor LLC, a wholly-owned subsidiary of UBS AG and investment manager to the selling security holder, may be deemed to have voting and investment power with respect to such shares. Jeffrey Putman, executive director of the selling security holder, may also be deemed to have voting and investment power with respect to such shares. Mr. Putman disclaims any beneficial ownership of such shares.
(2)	Philippe Chambon, Srinivas Akkaraju, Jeani Delagardelle, Ronald Hunt, Vijay Lathi and James Niedel may be deemed to have voting and investment power with respect to such shares.
(3)	Kellie Seringer, general partner of the selling security holder, may be deemed to have voting and investment power with respect to such shares.
(4)	Fariba Ghodsian, managing member of the selling security holder, may be deemed to have voting and investment power with respect to such shares.
(5)	Joseph Edelman may be deemed to have voting and investment power with respect to such shares.
(6)	OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Islay may be deemed to have voting and investment power with respect to such shares.
(7)	Heights Capital Management, Inc., the authorized agent of the selling security holder, may be deemed to have voting and investment power with respect to such shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have voting and investment power with respect to such shares. Mr. Kobinger disclaims any beneficial ownership of such shares.
(8)	Kurt von Emster may be deemed to have voting and investment power with respect to such shares.
(9)	On August 24, 2011, Lyrical Multi-Manager Fund, L.P. transferred a portion of its warrant representing the right to purchase 5,817 shares of our common stock to Lyrical Multi-Manager Offshore Fund Ltd.
(10)	Redmile Group, LLC, investment manager to the selling security holder, may be deemed to have voting and investment power with respect to such shares.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock previously issued to the selling security holders and issuable upon exercise of the warrants previously issued to the selling security holders to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

The selling security holders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling security holders may effect these sales in transactions, which may involve crosses or block transactions, by using one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the distribution of the common stock by any selling security holders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the shares of our common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, or the Securities Act, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealer or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers or agents. The selling security holders may indemnify any broker-dealer or agent that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay all expenses of the registration of the shares of our common stock pursuant to the registration rights agreement, estimated to be $66,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus has been passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 25, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, filed on May 6, 2011 and August 15, 2011, respectively;

•	our Currents Reports on Form 8-K, filed on February 28, 2010, May 25, 2011, June 3, 2011, July 27, 2011, August 5, 2011 and August 17, 2011;

•	our definitive proxy statement relating to our 2011 Annual Meeting of Stockholders, filed on April 20, 2011;

•	the description of our common stock in our Registration Statement on Form S-1, filed on June 21, 2011, including any amendment or reports filed for the purpose of updating this description; and

•	all filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus and before termination of this offering.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Secretary, Trius Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121 or call (858) 452-0370.

6,412,500 Shares

of Common Stock

PROSPECTUS

            , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses payable by us in connection with this offering are as follows:

Amount
Securities and Exchange Commission registration fee	$5,550
Accountants’ fees and expenses	15,000
Legal fees and expenses	35,000
Miscellaneous	10,450

Total Expenses	$66,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	Transaction from which the director derives an improper personal benefit;

•	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Unlawful payment of dividends or redemption of shares; or

•	Breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Trius or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

ITEM 16. EXHIBITS.

Exhibit Number	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(1)	Amended and Restated Bylaws.

4.3(1)	Form of Common Stock Certificate.

4.4(1)	Warrant issued by Registrant on November 1, 2004 to Forsythe Biotechnology Group, Inc.

4.5(2)	Form of Warrant sold pursuant to the Securities Purchase Agreement dated May 24, 2011, among the Registrant and the Purchasers listed therein.

4.6(3)	Amended and Restated Investor Rights Agreement dated March 19, 2008, as amended, among the Registrant and certain of its stockholders.

4.7(2)	Form of Registration Rights Agreement dated May 24, 2011, among the Registrant and the Purchasers listed therein.

5.1(3)	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1(3)	Power of Attorney.

(1)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), as amended, filed with the SEC.
(2)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K (File No. 001-34828), filed with the SEC on May 25, 2011.
(3)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-175050), filed with the SEC on June 21, 2011.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, or the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 1st day of September, 2011.

TRIUS THERAPEUTICS, INC.

By:	/s/ JEFFREY STEIN
Jeffrey Stein, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY STEIN Jeffrey Stein, Ph.D.	President, CEO and Director (Principal Executive Officer)	September 1, 2011

/s/ JOHN P. SCHMID John P. Schmid	Chief Financial Officer (Principal Financial Officer)	September 1, 2011

/s/ MICHAEL MORNEAU Michael Morneau	Vice President Finance and Chief Accounting Officer (Principal Accounting Officer)	September 1, 2011

/s/ DAVID S. KABAKOFF* David S. Kabakoff, Ph.D.	Chairman of the Board of Directors	September 1, 2011

/s/ BRIAN G. ATWOOD* Brian G. Atwood	Director	September 1, 2011

/s/ KARIN EASTHAM* Karin Eastham	Director	September 1, 2011

/s/ NINA KJELLSON* Nina Kjellson	Director	September 1, 2011

/s/ BRENDAN O’LEARY* Brendan O’Leary	Director	September 1, 2011

/s/ MICHAEL POWELL* Michael Powell, Ph.D.	Director	September 1, 2011

/s/ THEODORE R. SCHROEDER* Theodore R. Schroeder	Director	September 1, 2011

/s/ RISA STACK* Risa Stack, Ph.D.	Director	September 1, 2011

/s/ PAUL TRUEX* Paul Truex	Director	September 1, 2011

*	Pursuant to Power of Attorney

* By:	/s/ JEFFREY STEIN
Jeffrey Stein
Attorney-in-Fact

Exhibit Index

Exhibit Number	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(1)	Amended and Restated Bylaws.

4.3(1)	Form of Common Stock Certificate.

4.4(1)	Warrant issued by Registrant on November 1, 2004 to Forsythe Biotechnology Group, Inc.

4.5(2)	Form of Warrant sold pursuant to the Securities Purchase Agreement dated May 24, 2011, among the Registrant and the Purchasers listed therein.

4.6(3)	Amended and Restated Investor Rights Agreement dated March 19, 2008, as amended, among the Registrant and certain of its stockholders.

4.7(2)	Form of Registration Rights Agreement dated May 24, 2011, among the Registrant and the Purchasers listed therein.

5.1(3)	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1(3)	Power of Attorney.

(1)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-162945), as amended, filed with the SEC.
(2)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K (File No. 001-34828), filed with the SEC on May 25, 2011.
(3)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-175050), filed with the SEC on June 21, 2011.